Exhibit 4.1

FIFTH SUPPLEMENTAL INDENTURE

between

WESTPAC BANKING CORPORATION

and

THE BANK OF NEW YORK MELLON

as Trustee

Dated as of August 14, 2012

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE, dated as of August 14, 2012 (the “Fifth Supplemental Indenture”), between WESTPAC BANKING CORPORATION (ABN 33 007 457 141), a company incorporated in the Commonwealth of Australia under the Corporations Act 2001 of Australia and registered in New South Wales (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company and The Chase Manhattan Bank are parties to a Senior Indenture, dated as of July 1, 1999 (the “Base Indenture”), relating to the issuance from time to time by the Company of Securities in one or more series as therein provided;

WHEREAS, the Trustee has succeeded The Chase Manhattan Bank as trustee under the Base Indenture;

WHEREAS, the Company and the Trustee entered into the First Supplemental Indenture, dated as of August 27, 2009 (the “First Supplemental Indenture”), among other things, to supplement and amend certain provisions of the Base Indenture (the Base Indenture, as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Amended Base Indenture” and the Amended Base Indenture as further supplemented and amended by this Fifth Supplemental Indenture, is referred to herein as the “Indenture”);

WHEREAS, Section 8.1(7) of the Amended Base Indenture provides that the Company may enter into a supplemental indenture to establish the forms or terms of Securities of any series as permitted by Sections 2.1 and 3.1 therein;

WHEREAS, in connection with the issuance of the Notes (as defined herein), the Company has duly authorized the execution and delivery of this Fifth Supplemental Indenture to establish the forms and terms of the Notes as hereinafter described;

WHEREAS, Section 8.1(5) of the Amended Base Indenture provides that the Company may enter into a supplemental indenture to change or eliminate any of the provisions of the Amended Base Indenture, provided that any such change or elimination shall become effective only with respect to any series of Securities which has not been issued as of the execution of such supplemental indenture or when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

WHEREAS, Section 8.1(13) of the Amended Base Indenture provides that the Company may enter into a supplemental indenture to make any other provisions with respect to matters or questions arising under the Amended Base Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series;

WHEREAS, the Company deems it advisable to enter into this Fifth Supplemental Indenture for the purpose of amending and supplementing certain provisions of the Amended Base Indenture; and

WHEREAS, all conditions and requirements of the Amended Base Indenture necessary to make this Fifth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01           General Definitions.  For purposes of this Fifth Supplemental Indenture:

(a)           Capitalized terms used herein without definition shall have the meanings specified in the Amended Base Indenture;

(b)           All references to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Amended Base Indenture; and

(c)           The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Fifth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II
THE NOTES

Section 2.01           Title of Securities.  There shall be a series of Securities of the Company designated the “2.0% Notes due August 14, 2017” (the “Notes”).

Section 2.02           Limitation of Aggregate Principal Amount.  The aggregate principal amount of the Notes shall initially be limited to US$1,250,000,000.  The Company may from time to time, without the consent of the Holders of the Notes, create and issue additional notes having the same terms and conditions as the Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon (“Additional Notes”).  Additional Notes issued in this manner will be consolidated with, and will form a single series with, the Notes, unless such Additional Notes will not be treated as fungible with the Notes for U.S. federal income tax purposes. The Notes and any such Additional Notes would rank equally and ratably.

Section 2.03           Principal Payment Date.  The principal amount of the Notes Outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on August 14, 2017, which date shall be the Stated Maturity of the Notes.

Section 2.04           Interest and Interest Rates.  The Notes will bear interest on the unpaid principal amount thereof at a rate of 2.0% per year from August 14, 2012, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal amount of the Notes shall have been paid or duly provided for, and interest on the Notes shall be payable semi-annually in arrears on February 14 and August 14 of each year, beginning on February 14, 2013, to the Holders of record on the preceding January 30 or July 30 (whether or not a Business Day), as the case may be.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for any period less than a full interest period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual days elapsed in a partial month in such period.  Any payment of principal or interest required to be made on an Interest Payment Date that is not a Business Day shall be made on the next succeeding Business Day, and no interest will accrue on that payment for the period from and after such Interest Payment Date to the date of payment on the next succeeding Business Day.  For purposes of the Notes, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Sydney, Australia, New York, New York, or London, United Kingdom are authorized or obligated by law or executive order to close.

Section 2.05           Place of Payment.  The Place of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served initially shall be the Corporate Trust Office of the Trustee maintained for that purpose in the Borough of Manhattan, City of New York.

Section 2.06           Redemption.  The Company shall not have the right to redeem the Notes other than pursuant to Section 10.8 of the Indenture.

Section 2.07           No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

Section 2.08           Form.  The Notes shall be issued initially as Registered Securities (as defined in the Indenture) in the form of one or more permanent notes in global form,

without coupons, substantially in the form attached hereto as Exhibit A, deposited with The Bank of New York Mellon, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture.

Section 2.09           Denomination.  The Notes shall be issuable only in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Officers of the Company executing the same may determine with the approval of the Trustee.

Section 2.10           Depositary.  The Depository Trust Company shall be the initial Depositary for the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

Section 2.11           Defeasance; Discharge.  The provisions of Sections 4.3, 4.4, 4.5 and 4.6 of the Indenture will apply to the Notes.

ARTICLE III

AMENDMENTS TO AMENDED BASE INDENTURE

Section 3.01           Amendment to Preamble.  The Preamble of the Amended Base Indenture is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to read in its entirety as follows:

“SENIOR INDENTURE, dated as of July 1, 1999, between WESTPAC BANKING CORPORATION, a bank duly organized and existing under the laws of the Commonwealth of Australia (the “Company”) having its principal office at Level 20, 275 Kent Street, Sydney, New South Wales 2000, Australia, and The Bank of New York Mellon, a New York banking corporation, as Trustee hereunder (the “Trustee”).”

Section 3.02           Amendment to Section 1.1(a).  Section 1.1(a) of the Amended Base Indenture is hereby amended as follows:

(a)           The following definitions are hereby inserted, with respect to all series of Securities issued on or after the date hereof, immediately following the definition of “Agent”:

“‘Australian Corporations Act’ means the Corporations Act 2001 of Australia, as amended, or any successor act.”

“‘Australian Tax Act’ means the Income Tax Assessment Act 1936 of Australia, as amended, or any successor act.”

(b)           The definition of “Authorized Officer” is hereby amended and restated, with respect to all series of Securities, to read in its entirety as follows:

“‘Authorized Officer’ means the Company’s Chairman of the Board, its Managing Director, its Chief Financial Officer, its Deputy Chief Financial Officer, any Group Executive, any General Manager, its Group Treasurer, its Deputy Group Treasurer, its Head of Global Funding, any Executive Director, Group Treasury, any Director, Group Treasury, any Senior Manager, Group Treasury, its Group Financial Controller, any Senior Vice President or any Vice President or such officers of equivalent status as may be designated from time to time by the Company.”

(c)           The following definition is hereby inserted, with respect to all series of Securities issued on or after the date hereof, immediately following the definition of “Dollar”:

“‘FATCA’ means sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (including any regulations or official interpretations issued, agreements entered into or non-U.S. laws enacted, with respect thereto).”

(d)           The following definition is hereby inserted, with respect to all series of Securities issued on or after the date hereof, immediately following the definition of “Officers’ Certificate”:

“‘Offshore Associate’ means an associate (within the meaning of Section 128F of the Australian Tax Act) of the Company that is either a non-Australian resident that does not acquire the Securities in carrying on a business at or through a permanent establishment in the Commonwealth of Australia, or an Australian resident that acquires the Securities in carrying on a business at or through a permanent establishment outside the Commonwealth of Australia.”

(e)           The definition of “Paying Agent” is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to read in its entirety as follows:

“‘Paying Agent’ means any Person authorized by the Company to pay the principal of, premium, if any, or interest and any other payments on any Securities on behalf of the Company.”

(f)            The definition of “Winding Up” is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to read in its entirety as follows:

“‘Winding Up’ means any procedure whereby the Company may be wound up, dissolved or cease to exist as a body corporate and whether brought or instigated by the Trustee, a Holder or any other Person, but, in any case, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency where the Company’s obligations in relation to the Outstanding Securities are assumed by the successor entity to which all, or substantially all, of the Company’s property, assets and undertakings are transferred or where an arrangement with similar effect not involving a bankruptcy or insolvency is implemented.”

Section 3.03           Amendment to Section 1.1(b).  Section 1.1(b) of the Amended Base Indenture is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, as follows:

“(b) The following terms shall have the meanings specified in the Sections referred to opposite such term below:

Term	Section
‘Act’	1.4 (a)
‘Additional Amounts’	9.8 (a)
‘Authorized Agent’	1.14
‘Claims’	6.8(b)
‘Component Currency’	3.11(h)
‘Conversion Date’	3.11(d)
‘Conversion Event’	3.11(h)
‘Defaulted Interest’	3.7(b)
‘Election Date’	3.11(h)
‘Euro’	3.11(h)
‘Event of Default’	5.1
‘Exchange Rate Agent’	3.11(h)
‘Exchange Rate Officers’ Certificate’	3.11(h)
‘Expiration Date’	1.4(g)
‘Foreign Currency’	3.11(h)
‘Judgment Currency’	9.10
‘Market Exchange Rate’	3.11(h)

‘Register’	3.5
‘Registrar’	3.5
‘relevant tax’	9.8(a)
‘Specified Amount’	3.11(h)
‘Specified Currency’	9.10
‘Valuation Date’	3.11(c)”

Section 3.04           Amendment to Section 1.5(2).  Section 1.5(2) of the Amended Base Indenture is hereby amended and restated, with respect to all series of Securities, to read in its entirety as follows:

“(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Westpac Banking Corporation, Level 2, 275 Kent Street, Sydney, New South Wales 2000, Australia, Attention: Global Funding, or at any other address previously furnished in writing to the Trustee by the Company.”

Section 3.05           Amendment to Section 1.11.  Section 1.11 of the Amended Base Indenture is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to read in its entirety as follows:

“Governing Law.

(a)           This Indenture, the Securities and any coupons appertaining thereto shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles, except as required by mandatory provisions of law.  This Indenture is subject to the Trust Indenture Act and if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required by the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified, or to be excluded, as the case may be, whether or not such provision of this Indenture refers expressly to such provision of the Trust Indenture Act.

(b)           ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY, THE TRUSTEE, THE REGISTRAR, THE PAYING AGENT OR ANY OTHER AGENT, ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY

SECURITY OR ANY COUPON APPERTAINING THERETO MAY BE BROUGHT IN A UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK, THE BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS INDENTURE, EACH OF THE COMPANY, THE TRUSTEE, THE REGISTRAR,  THE PAYING AGENT AND ANY OTHER AGENT, (IN SUCH CAPACITIES) ACCEPT, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.

(c)           The Company hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding and any objection to such suit, action or proceeding whether on the grounds of venue, residence or domicile.

(d)           A final judgment (that is a judgment obtained after exhaustion of all appeals and expiration of all time to appeal) in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.”

Section 3.06           Amendment to Section 1.14.  Section 1.14 of the Amended Base Indenture is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to read in its entirety as follows:

“Consent to Service.  The Company has designated and appointed Westpac Banking Corporation, New York branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention:  Branch Manager, as its authorized agent for service of process in any proceeding arising out of or relating to this Indenture, the Securities of any series or any coupon appertaining thereto brought in any federal or state court sitting in the Borough of Manhattan in The City of New York. By the execution and delivery of this Indenture, the Company irrevocably submits to the nonexclusive jurisdiction of any such court in any such suit or proceeding, and agrees that service of process upon said agent, together with written notice of said service to the Company, shall be deemed in every respect effective service of process upon the Company, in any such suit or proceeding; provided, that a Security may specify additional jurisdictions as to which the Company may consent to the nonexclusive jurisdiction of its courts with respect to such Security. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said agent or a successor agent in full force and effect so long as any of the Securities shall be Outstanding.”

Section 3.07           Insertion of Section 1.15.  The Amended Base Indenture is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to insert the following Section 1.15 after Section 1.14:

“Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS INDENTURE HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS INDENTURE, THE SECURITIES OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION.  The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter of this transaction including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that such party has already relied on the waiver in entering into this Indenture, and that such party will continue to rely on the waiver in its related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS INDENTURE OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS INDENTURE.  In the event of litigation, this Indenture may be filed as a written consent to a trial by the court.”

Section 3.08           Insertion of Section 1.16.  The Amended Base Indenture is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to insert the following Section 1.16 after Section 1.15:

“Counterparts.  This Indenture and any amendments, waivers, consents or supplements hereto or thereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, and each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Indenture shall become effective upon the execution of a counterpart hereof by each of the parties hereto.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.”

Section 3.09           Amendment to Section 2.2.  Section 2.2 of the Amended Base Indenture is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to read in its entirety as follows:

“Form of Trustee’s Certificate of Authentication.  Subject to Section 6.13, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated herein and issued under the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

Dated:	By
Authorized Signatory”

Section 3.10           Amendment to Section 3.11(h).  The definition of “Euro” in Section 3.11(h) of the Amended Base Indenture is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to read in its entirety as follows:

“‘Euro’ means the lawful currency of the member states of the European Union that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended.”

Section 3.11           Amendment to Section 4.5.  Section 4.5 of the Amended Base Indenture is hereby amended, with respect to all series of Securities issued on or after the date hereof, by deleting “5.1(6)” in the last sentence thereof and in lieu thereof inserting “5.1(7)”.

Section 3.12           Amendment to Section 4.6.  Section 4.6(c) of the Amended Base Indenture is hereby amended, with respect to all series of Securities issued on or after the date hereof, by deleting “Section 5.1(4) or 5.1(5)” and in lieu thereof inserting “Section 5.1(4), 5.1(5) or 5.1(6)”.

Section 3.13           Amendment to Section 5.1.  Section 5.1 of the Amended Base Indenture is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to read in its entirety as follows:

“Events of Default.  An ‘Event of Default’ occurs with respect to the Securities of any series if (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           the Company fails to pay interest on any Security of that series or any coupon appertaining thereto or any Additional Amount payable with respect to any Security of that series when the same becomes due and payable and such failure continues for a period of 30 days;

(2)           the Company fails to pay the principal of, or any premium on, any Security of that series when the same becomes due and payable at its Maturity and such failure continues for a period of 15 days;

(3)           the Company fails to perform any material covenant or warranty in this Indenture (other than those listed in Section 5.1(1), (2) and, if applicable, (7) hereof or any other covenant which has expressly been included in this Indenture solely for the benefit of any series of Securities other than that series) with respect to that series of Securities for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 33 1/3% in principal amount of the Outstanding Securities of that series, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Event of Default” hereunder;

(4)           the Company (A) commences a voluntary case or proceeding under any applicable law involving any Winding Up of the Company, or (B) consents to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable law involving a Winding Up of the Company or to the commencement of any such case or proceeding against it or (C) files a petition or answer or consent seeking such relief under any applicable law, or consents to the filing of such petition; provided in any such case that such event will necessarily result in a Winding Up of the Company;

(5)           a court of competent jurisdiction enters a decree or order, which is not successfully appealed within 60 days, (A) for relief in respect of the Company in an involuntary case or proceeding involving a Winding Up of the Company or (B) relating to a Winding Up of the Company where such decree or order will necessarily result in a Winding Up of the Company;

(6)           a court of competent jurisdiction enters a decree or order appointing a custodian, receiver, liquidator, statutory manager, controller, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, and such decree, proceeding or order shall not be removed, paid out or otherwise discharged within a period of 60 consecutive days unless the same is being contested in good faith, or the Company consents to such an appointment or makes a general assignment for the benefit of its creditors; and

(7)           any other Event of Default provided as contemplated by Section 3.1 with respect to Securities of that series.”

Section 3.14           Amendment to Section 5.2.  The first paragraph of Section 5.2 of the Amended Base Indenture is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to read in its entirety as follows:

“Acceleration; Rescission and Annulment.  If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then, in every such case the Trustee or the Holders of not less than 33 1/3% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.”

Section 3.15           Amendment to Section 5.3.  Clauses (1) and (2) of the first paragraph of Section 5.3 of the Amended Base Indenture are hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to read in their entirety as follows:

“(1) there is a failure to pay any interest on any Security or coupon, if any, when such interest becomes due and payable and such failure continues for a period of 30 days, or

(2) there is a failure to pay the principal of (or premium, if any, on) any Security at the Maturity thereof and such failure continues for a period of 15 days,”.

Section 3.16           Amendment to Section 5.15.   Section 5.15 of the Amended Base

Indenture is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to read in its entirety as follows:

“Waiver of Sovereign Immunity.  To the extent that the Company or any properties, assets or revenues of the Company may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any Security of any series or this Indenture, the Company, to the extent permitted by applicable law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consent to such relief and enforcement.”

Section 3.17           Amendment to Section 6.13.  The final paragraph of Section 6.13 of the Amended Base Indenture is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to read in its entirety as follows:

“This is one of the Securities of the series designated herein and issued under the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By
as Authenticating Agent

By
Authorized Signatory”

Section 3.18           Amendment to Section 8.1.  Section 8.1 of the Amended Base Indenture is hereby amended, with respect to all series of Securities issued on or after the date hereof, by deleting the last sentence thereof.

Section 3.19           Amendment to Section 8.2.  Section 8.2 of the Amended Base Indenture is hereby amended, with respect to all series of Securities issued on or after the date hereof, by deleting the first sentence of the penultimate paragraph thereof.

Section 3.20           Amendment to Section 9.8.  Section 9.8 of the Amended Base Indenture is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to read in its entirety as follows:

“Withholding Tax and Payment of Additional Amounts.  (a)      Unless otherwise specified as contemplated by Section 3.1, the Company will pay all amounts that it is required to pay on the Securities without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges (“relevant tax”) imposed or levied by or on behalf of the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law.  If the Company withholds or deducts any such amount from any payment on a Security, the Company will pay such additional amounts (the “Additional Amounts”) so that the net amounts received by a Holder of such Security, after such withholding or deduction, will equal the amounts that such Holder would have received on such Security if such withholding or deduction had not been required; provided that no Additional Amounts shall be payable for or on account of:

(1)                   any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder or beneficial owner of such Security was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein or otherwise had some connection with the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein other than merely holding such Security or receiving payments under such Security;

(2)           any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder of such Security presented such Security for payment in the Commonwealth of Australia, unless the Holder was required to present such Security for payment and it could not have been presented for payment anywhere else;

(3)           any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder of such Security presented such Security for payment more than thirty (30) days after the date such payment became due and was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting such Security for payment on any day during that thirty (30) day period;

(4)           any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

(5)           any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction;

(6)           any tax, duty, assessment or other governmental charge that would not have been imposed if the Holder or beneficial owner of such Security complied with the Company’s request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the Holder or beneficial owner of such Security to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty, assessment or other governmental charge;

(7)           any tax, duty, assessment or other governmental charge that would not have been imposed but for the Holder or beneficial owner of such Security being the Company’s Offshore Associate (other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered managed investment scheme under the Australian Corporations Act);

(8)           any tax, duty, assessment or other governmental charge that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefore) by the Australian Commissioner of Taxation that such tax, duty, assessment or other governmental charge is payable in circumstances where the Holder or beneficial owner of such Security is a party to or participated in a scheme to avoid such tax which the Company was not a party to;

(9)           any tax, duty, assessment or other governmental charge that is imposed pursuant to European Council Directive 2003/48/EC (the “Directive”) or any law implementing or complying with, or introduced in order to conform to, such Directive, or any agreement entered into by a Member State of the European Union with (A) any other state or (B) any relevant, dependent or associated territory of any Member State of the European Union providing for measures equivalent to, or the same as, those provided for by such Directive;

(10)         any tax, duty, assessment or other governmental charge arising under or in connection with FATCA; or

(11)         any combination of the foregoing.

(b)           Subject to the foregoing, Additional Amounts will also not be payable by the Company with respect to any payment on any Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that such payment would, under the laws of the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settler of that fiduciary or a member of that partnership or a beneficial owner, in each case, who would not have been entitled to those Additional Amounts had it been the actual Holder of such Security.

(c)           The Company, and any other Person to or through which any payment with respect to the Securities may be made, shall be entitled to withhold or deduct from any payment with respect to such Securities amounts required to be withheld or deducted under or in connection with FATCA, and Holders and beneficial owners of such Securities shall not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction.

(d)           All references in this Indenture to the payment of the principal of, or any premium or interest on, any Security shall be deemed to include the payment of Additional Amounts to the extent that, in that context, Additional Amounts are, were or would be payable under this Section 9.8.”

Section 3.21           Amendment to Section 10.1.  Section 10.1 of the Amended Base Indenture is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to read in its entirety as follows:

“Applicability of Article.  Securities (including coupons, if any) of or within any series that are redeemable in whole or in part before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) in accordance with this Article.”

Section 3.22           Amendment to Section 10.8.  Section 10.8 of the Amended Base Indenture is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to read in its entirety as follows:

“Redemption for Taxation.  The Company may, at its option, redeem all, but not less than all, of the Securities of a series if:

(a)           there is a change in or any amendment to the laws or regulations:

(i)                                     of the Commonwealth of Australia, or any political subdivision or taxing authority thereof or therein, or

(ii)                                  in the event of the assumption pursuant to Section 7.1 hereof of the obligations of the Company hereunder by an entity organized under the laws of a country other than the Commonwealth of Australia or a political subdivision of a country other than the Commonwealth of Australia, of the Commonwealth of Australia or the country in which such entity is organized or resident or deemed resident for tax purposes or any political subdivision or taxing authority thereof or therein, or

(b)                                 there is a change in any application or interpretation of any such laws or regulations,

which change or amendment becomes effective,

(x)                                 with respect to taxes imposed by the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein, on or after the date the Company originally issued the Securities to be redeemed, or

(y)                                 in the event of the assumption pursuant to Section 7.1 hereof of the obligations of the Company hereunder by an entity organized under the laws of a country other than the Commonwealth of Australia or a political subdivision of a country other than the Commonwealth of Australia, with respect to taxes imposed by a non-Australian jurisdiction, on or after the date of the transaction resulting in such assumption, and, in each case, as a result of such change or amendment (1) the Company is or will become obligated to pay any Additional Amounts on such Securities pursuant to Section 9.8 hereof (provided that the Company provides to the Trustee an opinion of independent legal advisors of recognized standing to the effect that the Company is or will become obligated to pay such Additional Amounts on such Securities as a result of such change or amendment) or (2) the Company would not be entitled to claim a deduction in computing its taxation liabilities in respect of (A) any payments of interest or Additional Amounts or (B) any original issue discount on such Securities.

Before the Company may redeem any Securities pursuant to this Section 10.8, it must give the Holders of those Securities at least thirty (30) days’ written notice and not more than sixty (60) days’ written notice of its intention to redeem those Securities, provided that if the earliest date on which (i) the Company will be obligated to pay any Additional Amounts, or (ii) the Company would not be entitled to claim a deduction in respect of any payments of interest or Additional Amounts on or any original issue discount in respect of Securities in computing its taxation liabilities, would occur less than forty-five (45) days after the relevant change or amendment to the applicable laws, regulations, determinations or guidelines, the Company may give less than thirty (30) days’ written notice but in no case less than fifteen (15) days’ written notice, provided it gives such notice as soon as practicable in all the circumstances.

The Redemption Price for Securities to be redeemed shall equal 100% of the principal amount of the Securities to be redeemed plus accrued but unpaid interest to but excluding the date of redemption.  However, if any Securities that will be redeemed are outstanding Original Issue Discount Securities, such Securities shall be redeemed at the Redemption Price calculated in accordance with the terms thereof.

If, however, within sixty (60) days of the event causing the Company to become liable to pay Additional Amounts on any Securities, the Company can avoid its obligation to pay Additional Amounts on such Securities by filing a form, making an election or taking some similar reasonable measure, that in the Company’s sole judgment will not be adverse to the Company and will involve no material cost to the Company, it will pursue that measure instead of redeeming such Securities.”

ARTICLE IV
MISCELLANEOUS

Section 4.01          Integral Part; Effect of Supplement on Indenture.  This Fifth Supplemental Indenture constitutes an integral part of the Indenture. Except for the amendments and supplements made by this Fifth Supplemental Indenture, the Amended Base Indenture shall remain in full force and effect as executed.

Section 4.02          Adoption, Ratification and Confirmation.  The Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.03          Trustee Not Responsible for Recitals.  The recitals in this Fifth Supplemental Indenture shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or adequacy of this Fifth Supplemental Indenture.

Section 4.04          Counterparts.  This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one instrument.

Section 4.05          Separability.  In case any provision of this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.06          Governing Law.  This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Trustee have executed this Fifth Supplemental Indenture as of the date first above written.

WESTPAC BANKING CORPORATION

By:	/s/ Sean Crellin
	Name:	Sean Crellin
	Title:	Director, Legal

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Teisha Wright
	Name:	Teisha Wright
	Title:	Vice President

EXHIBIT A

(FORM OF FACE OF NOTE)

[THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE IN GLOBAL FORM, SUBJECT TO THE FOREGOING.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

No. [•]	CUSIP No. 961214BV4
ISIN No. US961214BV49

WESTPAC BANKING CORPORATION

2.0% NOTE DUE AUGUST 14, 2017

WESTPAC BANKING CORPORATION, a company incorporated in the Commonwealth of Australia under the Corporations Act 2001 of Australia and registered in New South Wales (the “Company”, which term includes any successor corporation

(1)  Insert in Global Notes only

under the Indenture hereinafter referred to), for value received, hereby promises to pay to [•] or registered assigns, the principal sum of [•] (US$•) on August 14, 2017 (the “Stated Maturity”).  This Note will bear interest on the unpaid principal amount hereof at a rate of 2.0% per year from August 14, 2012, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal amount hereof shall have been paid or duly provided for, and interest on the Notes shall be payable semi-annually in arrears on February 14 and August 14 of each year (each such date, an “Interest Payment Date”), beginning on February 14, 2013.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for any period less than a full interest period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual days elapsed in a partial month in such period.  Any payment of principal or interest required to be made on an Interest Payment Date that is not a Business Day shall be made on the next succeeding Business Day, and no interest will accrue on that payment for the period from and after such Interest Payment Date to the date of payment on the next succeeding Business Day.  For purposes hereof, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Sydney, Australia, New York, New York, or London, United Kingdom are authorized or obligated by law or executive order to close.

Interest on this Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which in the case of the Notes shall be the close of business on the January 30 or July 30 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, at the office or agency maintained for such purpose pursuant to the Indenture; provided, however, that at the option of the Company, interest on this Note may be paid (i) by check mailed to the address of the Person entitled thereto as it shall appear on the Register or (ii) to a Holder of US$1,000,000 or more in aggregate principal amount of the Notes by wire transfer to an account maintained by the Person entitled thereto as specified in the Register.  Any interest on this Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest shall instead be payable to the Person in whose name this Note is registered on the Special Record Date or other specified date in accordance with the Indenture.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on this        day of                               , 20      .

WESTPAC BANKING CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and issued under the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

Dated:	By:
Authorized Signatory

(FORM OF REVERSE OF NOTE)

This Note is one of a duly authorized series of securities of the Company, issued and to be issued in one or more series under and pursuant to a Senior Indenture, dated as of July 1, 1999 (the “Base Indenture”), duly executed and delivered between the Company and The Bank of New York Mellon, as successor to The Chase Manhattan Bank, as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented and amended by the First Supplemental Indenture, dated as of August 27, 2009, between the Company and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Amended Base Indenture”), and as further supplemented and amended by the Fifth Supplemental Indenture, dated as of August 14, 2012, between the Company and the Trustee (the “Fifth Supplemental Indenture”; the Amended Base Indenture, as further supplemented and amended by the Fifth Supplemental Indenture, the “Indenture”), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  This Note is one of a series of securities designated on the face hereof (the “Notes”).  The Notes are issued pursuant to the Indenture and are limited in aggregate principal amount to US$1,250,000,000; provided, however, that the Company may from time to time, without the consent of the Holders of the Notes, create and issue additional notes having the same terms and conditions as the Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon.  Additional notes issued in this manner will be consolidated with, and will form a single series with, the Notes, unless such additional notes will not be treated as fungible with the Notes for U.S. federal income tax purposes. The Notes and any such additional notes would rank equally and ratably.

In accordance with Section 10.8 of the Indenture, pursuant to the procedure set forth in Article X of the Indenture, the Company may, at its option, redeem all, but not less than all, of the Notes if (a) there is a change in or any amendment to the laws or regulations (i) of the Commonwealth of Australia, or any political subdivision or taxing authority thereof or therein, or (ii) in the event of the assumption pursuant to Section 7.1 of the Indenture of the obligations of the Company under the Indenture and this Note by an entity organized under the laws of a country other than the Commonwealth of Australia or a political subdivision of a country other than the Commonwealth of Australia, of the Commonwealth of Australia or the country in which such entity is organized or resident or deemed resident for tax purposes or any political subdivision or taxing authority thereof or therein, or (b) there is a change in any application or interpretation of any such laws or regulations, which change or amendment becomes effective, (i) with respect to taxes imposed by the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein, on or after the date the Company originally issued this Note, or (ii) in the event of the assumption pursuant to

Section 7.1 of the Indenture of the obligations of the Company under the Indenture and this Note by an entity organized under the laws of a country other than the Commonwealth of Australia or a political subdivision of a country other than the Commonwealth of Australia, with respect to taxes imposed by a non-Australian jurisdiction, on or after the date of the transaction resulting in such assumption, and, in each case, as a result of such change or amendment (1) the Company is or will become obligated to pay any Additional Amounts on this Note pursuant to Section 9.8 of the Indenture or (2) the Company would not be entitled to claim a deduction in computing its taxation liabilities in respect of (A) any payments of interest or Additional Amounts or (B) any original issue discount on this Note.

Before the Company may redeem this Note, it must give the Holder of this Note at least 30 days’ written notice and not more than 60 days’ written notice of its intention to redeem this Note, provided that if the earliest date on which (i) the Company will be obligated to pay any Additional Amounts, or (ii) the Company would not be entitled to claim a deduction in respect of any payments of interest or Additional Amounts on or any original issue discount in respect of this Note in computing its taxation liabilities, would occur less than 45 days after the relevant change or amendment to the applicable laws, regulations, determinations or guidelines, the Company may give less than 30 days’ written notice but in no case less than 15 days’ written notice, provided it gives such notice as soon as practicable in all the circumstances.

The Redemption Price for this Note shall equal 100% of the principal amount of this Note plus accrued but unpaid interest to but excluding the date of redemption.

The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness evidenced by this Note upon compliance by the Company with certain conditions set forth therein.

If an Event of Default shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration become, due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.  The Indenture contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, on behalf of all of the Holders of the Notes, to waive any Event of Default under the Indenture and its consequences, subject to Section 5.7 of the Indenture.

In accordance with Section 9.8 of the Indenture, the Company will pay all amounts that it is required to pay on this Note without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law.  If the Company withholds or deducts any such amount from any payment on this Note, the Company will pay such additional amounts (the “Additional

Amounts”) so that the net amounts received by the Holder of this Note, after such withholding or deduction, will equal the amounts that the Holder of this Note would have received on this Note if such withholding or deduction had not been required; provided that no Additional Amounts shall be payable for or on account of:

(1)          any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder of this Note was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein or otherwise had some connection with the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein other than merely holding this Note, or receiving payments under this Note;

(2)          any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder of this Note presented this Note for payment in the Commonwealth of Australia, unless the Holder was required to present this Note for payment and it could not have been presented for payment anywhere else;

(3)          any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder of this Note presented this Note for payment more than 30 days after the date such payment became due and was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting this Note for payment on any day during that 30 day period;

(4)          any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

(5)          any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction;

(6)          any tax, duty, assessment or other governmental charge that would not have been imposed if the Holder or beneficial owner of this Note complied with the Company’s request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the Holder, or the beneficial owner, of this Note to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty, assessment or other governmental charge;

(7)          any tax, duty, assessment or other governmental charge that would not have been imposed but for the Holder or beneficial owner of this Note being an associate of the Company for purposes of section 128F(6) of the Income Tax Assessment Act 1936 of the Commonwealth of Australia (the “Australian Tax Act”) (other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered managed investment scheme under the Australian Corporations Act);

(8)          any tax, duty, assessment or other governmental charge that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefore) by the Australian Commissioner of Taxation that such tax, duty, assessment or other governmental charge is payable in circumstances where the Holder or the beneficial owner of this Note is a party to or participated in a scheme to avoid such tax which the Company was not a party to;

(9)          any tax, duty, assessment or other governmental charge that is imposed pursuant to European Council Directive 2003/48/EC (the “Directive”) or any law implementing or complying with, or introduced in order to conform to, such Directive, or any agreement entered into by a Member State of the European Union with (A) any other state or (B) any relevant, dependent or associated territory of any Member State of the European Union providing for measures equivalent to, or the same as, those provided for by such Directive;

(10)    any tax, duty, assessment or other governmental charge arising under or in connection with sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (including any regulations or official interpretations issued, agreements entered into or non-U.S. laws enacted, with respect thereto) (“FATCA”); or

(11)    any combination of the foregoing.

Subject to the foregoing, Additional Amounts will also not be payable by the Company with respect to any payment on this Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment in respect of this Note to the extent that payment would, under the laws of the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settler of that fiduciary or a member of that partnership or a beneficial owner, in each case, who would not have been entitled to those Additional Amounts had it been the actual Holder of this Note.

The Company, and any other Person to or through which any payment with respect to this Note may be made, shall be entitled to withhold or deduct from any payment with respect to this Note amounts required to be withheld or deducted under or in connection with FATCA, and Holders and beneficial owners of this Note shall not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction.

Any reference in this Note to principal or interest shall be deemed to also refer to any Additional Amount that may be payable as provided above.

The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Outstanding Securities of each series adversely affected thereby to add any provisions to or to change or eliminate any provisions of the Indenture or any supplemental indenture or to modify the rights of the Holders of the Securities of such series, provided that, without the consent of the Holder of each such Security so affected, no such modification shall (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount of any Security or the rate of interest thereon, or change the coin or currency in which any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Security (or, in the case of redemption, on or after the Redemption Date), or (b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such amendment or modification, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture, or (c) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 9.2 of the Indenture, or (d) except to the extent provided in Section 8.1(9) of the Indenture, make any change in Section 5.2, 5.7, 5.10 or 8.2 of the Indenture except to increase any percentage or to provide that certain other provisions of the Indenture cannot be modified or waived except with the consent of the Holders of each Outstanding Security affected thereby.  Any such consent given by the Holder of this Note shall be conclusive and binding upon such Holder and all future Holders of this Note and of any Notes issued on registration hereof, the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective time, at the rate and in the coin or currency herein prescribed.

Upon surrender for registration of transfer of this Note, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, a new Note or Notes of like tenor and authorized denominations for an equal aggregate principal amount in exchange herefor, subject to the limitations provided in the Indenture.  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Registrar or the

Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes (subject to the provisions hereof with respect to determination of the Person to whom interest is payable).

Reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are to be authenticated and delivered.

No past, present or future director, officer, employee, agent, member, manager, trustee or stockholder, as such, of the Company or any successor Person shall have any liability for any obligations of the Company or any successor Person, either directly or through the Company or any successor Person, under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.  By accepting a Note, each Holder agrees to the provisions of Section 1.13 of the Indenture and waives and releases all such liability.  Such waiver and release shall be part of the consideration for the issue of the Notes.

The Notes of this series shall be issuable only in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.  [This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture.](2)  At the option of the Holder, the Notes (except a Note in global form) may be exchanged for other Notes, of any authorized denominations and of a like aggregate principal amount containing identical terms and provisions, upon surrender of the Notes to be exchanged at such office or agency.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

(2)  Insert in Global Notes only

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

Your Signature:

By:

Date:

Signature Guarantee:

By:
(Participant in a Recognized Signature Guaranty Medallion Program)

Date: